Exhibit 10.5

                          STOCK SUBSCRIPTION AGREEMENT

          AGREEMENT made this 16th day of May, 1997, by and between Chelsea GCA Realty, Inc., a Maryland corporation (the "Company"), and Simon DeBartolo Group, L.P. (the "Buyer").

                              W I T N E S S E T H :


          WHEREAS, concurrently herewith Buyer and Chelsea GCA Realty Partnership, L.P. are entering into a Limited Liability Company Agreement of Simon/Chelsea Development Co., L.L.C. (the "Venture Agreement"); and

          WHEREAS, the Company, the general partner of Chelsea GCA Realty Partnership, L.P., desires to issue and sell to Buyer shares (the "Shares") of Common Stock of the Company, $.01 par value per share (the "Common Stock"), and the Buyer desires to purchase the Shares from the Company;

          NOW, THEREFORE, in consideration of the premises and the mutual agreements contained herein, the parties hereby agree as follows:

          1. Purchase of the Shares. The Company hereby agrees to issue and sell to Buyer, and Buyer hereby agrees to purchase from the Company, an aggregate of 1,408,450 Shares of the Company. The purchase price to be paid by Buyer for the Shares is $35.50 per share, or an aggregate of $49,999,975. The purchase price will be paid by the delivery by Buyer to the Company of a certified or bank cashier's check in such amount payable to the order of the Company or by wire transfer to an account designated by the Company. The purchase price will be payable concurrently with the delivery of the Shares to Buyer, which delivery shall occur as promptly as practicable after such Shares have been listed on the New York Stock Exchange.

          2. Representations and Warranties of the Company. The Company represents and warrants to Buyer as follows:

          2.1. The Company is a corporation duly organized, validly existing and in good standing under the laws of the State of Maryland.

          2.2. All corporate and other proceedings required to be taken by or on the part of the Company to authorize it to carry out this Agreement have been duly and properly taken.

          2.3. This Agreement has been duly and validly executed and delivered by the Company and constitutes the valid and binding obligation of the Company enforceable against the Company in accordance with its terms.

          2.4. The Shares, when delivered pursuant to Section 1 hereof, will be validly issued and outstanding, fully paid and nonassessable. The Company agrees to cause the Shares to be issued promptly after such Shares have been listed or approved for listing on the New York Stock Exchange, together with evidence of such listing to Buyer. Promptly after the date hereof, the Company shall apply for listing of the Shares on the New York Stock Exchange.

          2.5. Neither the execution and delivery of this Agreement nor the carrying out of the transactions contemplated hereby will result in violation of, or be in conflict with, the Articles of Incorporation or By-Laws of the Company or any agreement or indenture of any kind binding upon the Company.

          2.6. The Company has filed with the Securities and Exchange Commission and made available to Buyer its Annual Report on Form 10-K for the fiscal year ended December 31, 1996 and its Quarterly Report on Form 10-Q for the fiscal quarter ended March 31, 1997 (collectively, the "SEC Documents"). The SEC Documents, when filed (a) did not contain any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary in order to make the statements therein, in light of the circumstances under which they were made, not misleading, and (b) complied in all material respects with the applicable requirements of the Securities Exchange Act of 1934. Since March 31, 1997, there has not been any material adverse change in the financial condition or operations of the Company.

          2.7. The Company has qualified as a Real Estate Investment Trust ("REIT") under the Internal Revenue Code of 1986, as amended (the "Code"), for its taxable year ended December 31, 1996, and the Company is organized and operates in a manner that will enable it to continue to qualify to be taxed as a REIT under the Code.

          2.8. Without the Buyer's consent, the Company will not take any action to reduce the number of outstanding shares of Common Stock if such reduction would cause Buyer's ownership of Common Stock to constitute 10% or more of the outstanding Common Stock of the Company.

          3. Representations and Warranties of the Buyer. Buyer hereby represents and warrants to the Company as follows:

          3.1. All proceedings required to be taken by or on the part of the Buyer to authorize it to carry out this Agreement have been duly and properly taken.

          3.2. This Agreement has been duly and validly executed and delivered by Buyer and constitutes the valid and binding obligation of Buyer enforceable against Buyer in accordance with its terms.

          3.3. Neither the execution and delivery of this Agreement nor the carrying out of the transactions contemplated hereby will result in violation of, or be in conflict with, the Agreement of Limited Partnership of Buyer or any agreement or indenture of any kind binding upon the Buyer.

          Buyer is acquiring the Shares for its own account for investment without any intention of distribution thereof within the meaning of the Securities Act of 1933, as amended (the "Securities Act"); Buyer will not sell, transfer, assign or pledge any Shares (but may pledge dividends or distributions thereon) except pursuant to an effective registration statement or an exemption from registration under the Securities Act and the rules and regulations thereunder and understands that the certificates for the Shares will bear a legend to such effect. Buyer acknowledges that it is aware that the Shares must be held indefinitely unless subsequently registered under the Securities Act or an exemption from such registration is available; that although the Company now makes publicly available the information required by Rule 144 under the Securities Act, it may not be under an obligation to do so in the future and that any routine sales of any of the Shares made in reliance upon Rule 144 under the Securities Act may be made only in limited quantities in accordance with the terms and conditions of Rule 144.

          3.5. Buyer has knowledge and experience in financial and business matters, is capable of evaluating the merits and risks of the investment in the Company and is able to bear the economic risk of such investment. Buyer is an accredited investor as defined under the Securities Act.

          4. Investigation by Buyer. Buyer has had and has availed itself of the opportunity to conduct such examination of the business and financial condition of the Company as Buyer has deemed necessary in connection with Buyer's investment in the Company and has had the opportunity to acquire such additional information about the business and financial condition of the Company as Buyer deems appropriate.

         5. Subsequent Shares. If at any time and from time to time while the Venture Agreement remains in full force and effect, the Company sells for cash any equity securities (or securities convertible into or exercisable or exchangeable for equity securities) (the "Offered Shares") in a public or private offering either registered pursuant to the Securities Act or exempt from registration under the Securities Act (the "Offering"), then Buyer shall have the right to purchase concurrently with the closing of, and on the same terms as, the Offering a number of Offered Shares equal to the number of Offered Shares multiplied by a fraction, the numerator of which is the number of shares of Common Stock then owned by Buyer and the denominator of which is the total number of issued and outstanding shares of Common Stock of the Company prior to the Offering. The Company shall notify the Buyer of the proposed terms of the Offered Shares (which may consist of the mechanism for establishing the offering price) not less than 30 days prior to the anticipated date of closing of the Offering. If the Buyer desires to purchase any of the Offered Shares, it shall notify the Company within 20 days after receipt of the notice from the Company how many Offered Shares it wishes to purchase. If the Buyer does not so notify the Company, the Company may sell the Offered Shares free from the Buyer's rights under this Section. If at any time Buyer does not elect to purchase Offered Shares in two consecutive Offerings or in a total of three Offerings, the provisions of this Section shall be terminated and of no further force or effect and Buyer shall no longer have rights under this Section 5 to purchase any equity securities in the future. The rights granted to Buyer pursuant to this Section 5 shall not apply to any equity securities (or securities convertible into or exercisable or exchangeable for equity securities) (a) issued pro rata to all holders of Common Stock; (b) upon the conversion or exercise of options, warrants or convertible securities; (c) issued to employees, officers or directors of the Company pursuant to stock option plans or other plans approved by the Board of Directors of the Company; or (d) issued in connection with the acquisition of any property or acquisition (by merger, consolidation, purchase, reorganization or otherwise) of all of the stock or other equity securities of a company or all or substantially all the assets of a business.

          6. Restrictions on Certain Actions. During the earlier of (a) five years from the date of this Agreement or (b) two years after the termination of the Venture Agreement, except as permitted pursuant to Section 5 hereof, Buyer, without the prior consent of the Company's Board of Directors will not, nor will it permit any affiliate (as such term is defined in Rule 12b-2 of Regulation 12B under the Securities Exchange Act of 1934, as amended (the "Exchange Act")) of Buyer to:

                 (a) acquire (other than through stock splits or stock dividends), directly or indirectly or in conjunction with or through any other person, by purchase or otherwise, beneficial ownership of any additional shares of Common Stock or any other securities of the Company entitled to vote generally for the election of directors ("Voting Securities");

                 (b) directly or indirectly or through any other person, solicit proxies with respect to Voting Securities under any circumstance; or become a "participant" in any "election contest" relating to the election of directors of the Company (as such terms are used in Rule 14a-11 of Regulation 14A under the Exchange Act); provided, however, that the foregoing shall not prohibit Buyer from soliciting proxies for the purpose of opposing any increase in the ownership limitation currently contained in the Company's Articles of Incorporation.

                 (c) deposit any Voting Securities in a voting trust, or subject any Voting Securities to a voting or similar agreement;

                 (d)      directly or indirectly or through or in
conjunction with any other person, engage in a tender or exchange offer for the Company's Voting Securities made by any other person or entity without the prior written approval of the Company, or engage in any proxy solicitation with any person or entity relating to the Company;

                 (e) take any action alone or in concert with any other person to acquire or change the control of the Company or, directly or indirectly, participate in any group seeking to obtain or take control of the Company; or

                 (f) sell, transfer, pledge or otherwise dispose of or encumber any Voting Securities except (i) as set forth in Section 7 hereof, (ii) to an affiliate of the Buyer, provided that the transferee agrees to be bound by all the provisions of this Agreement, or (iii) pursuant to a public offering of the Shares registered under the Securities Act.

          7. Sale of Voting Securities. Except as otherwise provided in Section 6(f) hereof, if, during the period set forth in Section 6, Buyer desires to sell all or part of its holdings of Voting Securities, such sale shall be made only as follows. Buyer may sell all or part of its holdings of Common Stock: (i) in a public offering registered under the Securities Act or (ii) in accordance with the volume limitations of Rule 144 under the Securities Act or any successor rule. Buyer shall give the Company at least five days' prior written notice of any such proposed sale.

          8. Termination of Restrictions. The restrictions contained in Sections 6 and 7 hereof shall terminate in any of the following events:

                 (a) the Company enters into an agreement calling for the merger or consolidation of the Company with or into any other corporation (other than a wholly-owned subsidiary of the Company) in which the Company shall not be the survivor or in which the Company's outstanding capital stock shall be converted into cash or other property or if the Company enters into an agreement to sell all or substantially all of its assets to another corporation (other than a wholly-owned subsidiary of the Company); provided, however, that this provision shall not apply to a merger, consolidation or sale in which the securities received by the holders of Voting Securities of the Company in such consolidation, merger or sale constitute a majority of such other corporation's Voting Securities immediately after the merger, consolidation or sale (in which event the provisions of this Agreement shall apply to the Voting Securities of such other corporation); provided, further, however, that during the period set forth in Section 6 the Company agrees to notify the Buyer of any of the events described in this subparagraph (a) or subparagraph (c) at least two business days prior to entering into any such agreement;
                 (b) a person or group of persons unaffiliated with the Buyer shall make an offer to purchase a number of shares of Common Stock of the Company or other Voting Securities which would entitle such person or persons to vote a majority of the Voting Securities of the Company and a majority of the members of the board of directors of the Company does not oppose such offer or recommend against acceptance thereof by the shareholders of the Company; or
                 (c) the Company shall enter into an agreement with any party providing for an offer to be made to purchase at least a majority of the shares of Common Stock of the Company and a majority of the Board of Directors approves or recommends acceptance of such tender offer.

          9. Right to Appoint Director. If during the period set forth in
Section 6 Buyer acquires at any time or from time to time equity securities (or securities convertible into or exercisable or exchangeable for equity securities) of the Company for an aggregate purchase price of $100 million or more, then the Company shall use its best efforts to cause a designee of Buyer to be elected as a director of the Company and shall use its best efforts to cause its officers and directors to enter into an agreement promptly after the date hereof agreeing to vote for Buyer's designee as a director.

          10. Legends and Stop Transfer Order.

                 (a)      Buyer agrees:

                          (i) to the placement of the following
                  legends on each certificate representing Voting Securities owned by Buyer or any affiliate:

                         "THE SHARES EVIDENCED BY THIS CERTIFICATE ARE SUBJECT TO, AND MAY BE SOLD, TRANSFERRED OR OTHERWISE DISPOSED OF ONLY UPON COMPLIANCE WITH THE TERMS AND THE PROVISIONS OF A CERTAIN AGREEMENT DATED MAY, __ 1997 BETWEEN CHELSEA GCA REALTY, INC. AND SIMON DEBARTOLO GROUP, L.P., A COPY OF WHICH AGREEMENT IS ON FILE AND MAY BE EXAMINED AT THE OFFICE OF THE SECRETARY OF CHELSEA GCA REALTY, INC.

                         THE SHARES EVIDENCED BY THIS CERTIFICATE HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933 AND MAY NOT BE TRANSFERRED OR SOLD UNLESS (i) A REGISTRATION STATEMENT UNDER SUCH ACT IS THEN IN EFFECT WITH RESPECT THERETO, (ii) A WRITTEN OPINION FROM COUNSEL FOR THE ISSUER, MESSRS. STROOCK & STROOCK & LAVAN LLP, OR COUNSEL FOR THE HOLDER REASONABLY ACCEPTABLE TO THE ISSUER HAS BEEN OBTAINED TO THE EFFECT THAT NO SUCH REGISTRATION IS REQUIRED OR (iii) A 'NO ACTION' LETTER OR ITS THEN EQUIVALENT HAS BEEN ISSUED BY THE STAFF OF THE SECURITIES AND EXCHANGE COMMISSION."

                         (ii) that the Company may give stop transfer orders to its transfer agent with respect to the Shares.

                 (b) The transfer of any Voting Securities which are sold in contravention of the provisions of this Agreement shall not be registered on the books of the Company, and no person to whom any such sale is made shall be recognized as the holder of such Voting Securities or acquire any voting, dividend or other rights in respect thereof.

          11. Specific Enforcement. The parties hereto recognize and agree that , in the event that any of the terms of Sections 5, 6, 7 or 9 hereof were not performed in accordance with their specific terms or were otherwise breached, immediate irreparable injury would be caused, for which there is no adequate remedy at law. It is accordingly agreed that in the event of a failure by any party to perform its obligations thereunder, any other party shall be entitled to specific performance through injunctive relief to prevent breaches of the terms of such sections and to specifically enforce such sections and the terms and provisions thereof in any action instituted in any court of the United States or any state thereof having subject matter jurisdiction, in addition to any other remedy to which the party may be entitled, at law or in equity.

          12. Miscellaneous.

          12.1. Buyer, on the one hand, and the Company, on the other hand, represent and warrant to each other that no brokerage commission or finder's fees have been incurred in connection with the sale of the Shares to the Buyer. Buyer shall be responsible for, and shall hold the Company harmless from and against, any fees or expenses which Merrill Lynch, Pierce, Fenner & Smith Incorporated may allege to be due and owing to it in connection with this Agreement or the Venture Agreement or the transactions contemplated by such agreements.

          12.2. All fees and expenses incurred by any party in connection with this Agreement will borne by such party.

          12.3. This Agreement will be binding upon, inure to the benefit of and be enforceable by the respective successors and assigns of the parties hereto; provided, however, that without the consent of the other, neither Buyer nor the Company shall assign its rights or delegate its obligations hereunder to any other person.

          12.4. This Agreement contains the entire understanding of the parties and supersedes all prior agreements and understandings between the parties with respect to its subject matter. This Agreement may be amended only by a written instrument duly executed by both parties.

          12.5. This Agreement may be executed simultaneously in counterparts, each of which will be deemed to be an original, but all of which together will constitute one and the same instrument.

          12.6. All notices hereunder shall be given as provided in the Venture Agreement.

          12.7. This Agreement shall be governed by and construed and enforced in accordance with the internal laws of the State of Maryland.

                  IN WITNESS WHEREOF, the parties have executed this Agreement as of the day and year first above written.

                                        CHELSEA GCA REALTY, INC.

                                        By:_________________________


                                        SIMON DEBARTOLO GROUP, L.P.

                                        By: Simon DeBartolo Group, Inc.,
                                            its General Partner


                                        By:__________________________